FIRST AMENDMENT TO CUSTODIAN AGREEMENT

        THIS FIRST AMENDMENT TO CUSTODIAN AGREEMENT (the "Amendment") is made and entered into as of July 15, 2002 by and among EACH REGISTERED INVESTMENT COMPANY LISTED ON EXHIBIT A HERETO (each a "Fund") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

         WHEREAS, Fund and State Street are parties to that certain Custodian Agreement dated as of April 8, 2002 (the "Agreement"); and

         WHEREAS, Fund and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fund and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Exhibit A shall be replaced in its entirety by the Exhibit A dated July 1, 2002 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.



STATE STREET BANK AND TRUST COMPANY


By:  /s/ Robert Novellano
     ------------------------------------------------

Name, Title:   Robert Nevellano, SVP
              ---------------------------------------


EACH REGISTERED INVESTMENT COMPANY LISTED ON EXHIBIT A


By:  /s/ Monica Pelaez
    -------------------------------------------------

Name, Title:   Monica Pelaez, VP
              ---------------------------------------





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                                   SCHEDULE A
                             Dated October 21, 2002

                         REGISTERED INVESTMENT COMPANIES


Bexil Corporation - f/k/a Bull & Bear U.S. Government Securities Fund, Inc. Dollar Reserves, Inc. - f/k/a Bull & Bear Funds II, Inc.
Global Income Fund, Inc. - f/k/a Bull & Bear Global Income Fund, Inc. Internet Growth Fund, Inc. - f/k/a LCM Internet Growth Fund, Inc.
Midas Fund, Inc.
Midas Special Equities Fund, Inc. - f/k/a Bull & Bear Special Equities Fund,
Inc.
Tuxis Corporation - f/k/a Bull & Bear Municipal Income Fund, Inc.